invitation homes

Earnings Release & Supplemental Information

SECOND QUARTER 2025

Phoenix

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Second Quarter 2025 Results
Dallas, TX, July 30, 2025 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our Second Quarter (“Q2”) 2025 financial and operating results.

Q2 2025 Highlights
•Year over year, total revenues increased 4.3% to $681 million, property operating and maintenance costs increased 4.3% to $244 million, and net income available to common stockholders increased 92.7% to $141 million or $0.23 per diluted common share.
•Year over year, Core FFO per share increased 1.7% to $0.48 and AFFO per share increased 3.4% to $0.41.
•Same Store NOI increased 2.5% year over year on 2.4% Same Store Core Revenues growth and 2.2% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 97.2%, representing an expected reduction of 40 basis points year over year.
•Same Store renewal rent growth of 4.7% and Same Store new lease rent growth of 2.2% drove Same Store blended rent growth of 4.0%.
•Same Store Bad Debt improved to 0.6% of gross rental revenue.
•Acquisitions by us and our joint ventures totaled 1,040 homes for approximately $350 million while dispositions totaled 358 homes for approximately $141 million.
•As previously announced in April 2025, S&P Global Ratings reaffirmed our issuer and issue-level credit ratings of ‘BBB’ and upgraded our outlook to ‘Positive’ from ‘Stable.’ In addition, on April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing.
•As previously announced in June 2025, we launched our developer lending program with a $33 million loan commitment to support the development of a 156-home community in Houston. Funding is being provided in phases as construction progresses, and the agreement includes an option for us to acquire the community upon stabilization.

Comments from Chief Executive Officer Dallas Tanner
“Our second quarter performance underscores the continued strength and resilience of our platform. We continue to benefit from robust resident demand, elevated renewal rates, and disciplined cost control — all of which reinforce our long-term growth strategy.

“In the first half of the year, net income per common share — diluted increased 42.4% year over year, and we delivered 3.2% Same Store NOI growth and a 3.7% increase in AFFO per share, alongside Same Store average occupancy of 97.3% and blended Same Store leasing spreads of 3.8%. I’m proud of our team’s strong execution, the momentum we’re carrying into the second half of the year, and the value we’re creating for both our residents and our shareholders.”

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Net income	$0.23	$0.12	$0.50	$0.35
FFO	0.45	0.34	0.90	0.77
Core FFO	0.48	0.47	0.97	0.94
AFFO	0.41	0.40	0.84	0.81

Net Income
Net income per common share — diluted for Q2 2025 was $0.23, compared to net income per common share — diluted of $0.12 for Q2 2024. Total revenues and total property operating and maintenance expenses for Q2 2025 were $681 million and $244 million, respectively, compared to $653 million and $234 million, respectively, for Q2 2024.

Net income per common share — diluted for YTD 2025 was $0.50, compared to net income per share — diluted of $0.35 for YTD 2024. Total revenues and total property operating and maintenance expenses for YTD 2025 were $1,356 million and $482 million, respectively, compared to $1,299 million and $465 million, respectively, for YTD 2024.
Core FFO
Year over year, Core FFO per share for Q2 2025 increased 1.7% to $0.48, while Core FFO per share for YTD 2025 increased 2.6% to $0.97, primarily due to NOI growth.
AFFO
Year over year, AFFO per share for Q2 2025 increased 3.4% to $0.41, while AFFO per share for YTD 2025 increased 3.7% to $0.84, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	77,721

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Core Revenues growth (year over year)	2.4%		2.5%
Core Operating Expenses growth (year over year)	2.2%		1.0%
NOI growth (year over year)	2.5%		3.2%

Average Occupancy	97.2%	97.6%	97.3%	97.7%
Bad Debt % of gross rental revenue	0.6%	0.7%	0.7%	0.7%
Turnover Rate	6.2%	6.2%	11.2%	11.5%

Rental Rate Growth (lease-over-lease):
Renewals	4.7%	5.5%	4.9%	5.6%
New Leases	2.2%	3.5%	1.0%	2.1%
Blended	4.0%	5.0%	3.8%	4.6%

Same Store NOI
For the Same Store Portfolio of 77,721 homes, Same Store NOI for Q2 2025 increased 2.5% year over year on Same Store Core Revenues growth of 2.4% and Same Store Core Operating Expenses growth of 2.2%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 4

YTD 2025 Same Store NOI increased 3.2% year over year on Same Store Core Revenues growth of 2.5% and Same Store Core Operating Expenses growth of 1.0%.

Same Store Core Revenues
Same Store Core Revenues growth for Q2 2025 of 2.4% year over year was primarily driven by a 2.6% increase in Average Monthly Rent and a 6.8% increase in other income, net of resident recoveries, partially offset by a 40 basis point year over year decline in Average Occupancy.

YTD 2025 Same Store Core Revenues growth of 2.5% year over year was primarily driven by a 2.9% increase in Average Monthly Rent and a 4.7% increase in other income, net of resident recoveries, partially offset by a 40 basis point year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q2 2025 increased 2.2% year over year, primarily attributable to a 3.9% increase in controllable expenses and a 1.3% increase in fixed expenses.

YTD 2025 Same Store Core Operating Expenses increased 1.0% year over year, primarily driven by a 1.2% increase in fixed expenses and a 0.8% increase in controllable expenses.

Investment and Property Management Activity
Acquisitions for Q2 2025 totaled 1,040 homes for approximately $350 million through our various acquisition channels. This included 939 wholly owned homes for approximately $316 million and 101 homes for approximately $34 million in our joint ventures. Dispositions for Q2 2025 included 295 wholly owned homes for gross proceeds of approximately $111 million and 63 homes for gross proceeds of approximately $30 million in our joint ventures.

Year to date through Q2 2025, the Company acquired 1,516 wholly owned homes for $510 million and 155 homes for $53 million in the Company's joint ventures. The company also sold 749 wholly owned homes for $284 million and 79 homes for $36 million in the Company's joint ventures.

As previously announced in June 2025, we launched our developer lending program with a $33 million loan commitment to support the development of a 156-home community in Houston. Funding is being provided in phases as construction progresses, and the agreement includes an option for us to acquire the community upon stabilization.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 6/30/2025

	Number of Homes Owned and/or Managed as of 3/31/2025	Acquired or Added In Q2 2025	Disposed or Subtracted In Q2 2025	Number of Homes Owned and/or Managed as of 6/30/2025
Wholly owned homes	85,261	939	(295)	85,905
Joint venture owned homes	7,660	101	(63)	7,698
Managed-only homes	17,336	—	(551)	16,785
Total homes owned and/or managed	110,257	1,040	(909)	110,388

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 5

Balance Sheet and Capital Markets Activity
As of June 30, 2025, we had $1,275 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,253 million consisted of 83.1% unsecured debt and 16.9% secured debt; 87.7% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.3x. We have no debt reaching final maturity before 2027.
As previously announced on April 3, 2025, S&P Global Ratings reaffirmed our issuer and issue-level credit ratings of ‘BBB’ and upgraded our outlook to ‘Positive’ from ‘Stable.’ In addition, on April 28, 2025, we amended our $725 million term loan that was originally scheduled to mature in June 2029. The amended term loan has a final maturity date in April 2030 and bears interest at a rate of SOFR plus 85 basis points, 40 basis points lower than the original term loan, based on our credit ratings at closing.

FY 2025 Guidance Details
We do not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Our full year 2025 guidance remains unchanged from initial guidance provided in February 2025, as outlined in the table below.

FY 2025 Guidance
	FY 2025 Guidance Range	FY 2025 Guidance Midpoint
Core FFO per share — diluted	$1.88 to $1.94	$1.91
AFFO per share — diluted	$1.58 to $1.64	$1.61

Same Store Core Revenues growth (1)	1.75% to 3.25%	2.5%
Same Store Core Operating Expenses growth (2)	2.75% to 4.25%	3.5%
Same Store NOI growth	1.00% to 3.00%	2.0%

Wholly owned acquisitions	$500 million to $700 million	$600 million
JV acquisitions	$100 million to $200 million	$150 million
Wholly owned dispositions	$400 million to $600 million	$500 million

(1)Same Store Core Revenues growth guidance assumes (i) FY 2025 Average Occupancy in a range of 96.2% to 96.8% and (ii) FY 2025 average Bad Debt in a range of 60 to 90 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes (i) an increase in FY 2025 property taxes in a range of 5.0% to 6.0% year over year and (ii) a reduction in FY 2025 insurance expenses in a range of -2.0% to -3.0% year over year.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on July 31, 2025, to review Q2 2025 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality homes with valued features such as close proximity to jobs and access to good schools. Our purpose, Unlock the power of home™, reflects our commitment to providing living solutions and Genuine CARE™ to the growing share of people who count on the flexibility and savings of leasing a home.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I.  Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,361,929	$17,212,126
Cash and cash equivalents	65,112	174,491
Restricted cash	218,612	245,202
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	232,614	241,605
Other assets, net	525,531	569,320
Total assets	$18,662,005	$18,700,951

Liabilities:
Secured debt, net	$1,382,965	$1,385,573
Unsecured notes, net	3,803,985	3,800,688
Term loan facilities, net	2,447,555	2,446,041
Revolving facility	540,000	570,000
Accounts payable and accrued expenses	308,347	247,709
Resident security deposits	184,656	180,866
Other liabilities	289,201	277,565
Total liabilities	8,956,709	8,908,442

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 613,008,220 and 612,605,478 outstanding as of June 30, 2025 and December 31, 2024, respectively	6,130	6,126
Additional paid-in capital	11,181,950	11,170,597
Accumulated deficit	(1,531,350)	(1,480,928)
Accumulated other comprehensive income	11,556	60,969
Total stockholders’ equity	9,668,286	9,756,764
Non-controlling interests	37,010	35,745
Total equity	9,705,296	9,792,509
Total liabilities and equity	$18,662,005	$18,700,951

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$592,509	$576,865	$1,177,703	$1,148,295
Other property income	66,598	60,610	134,475	121,277
Management fee revenues	22,294	15,976	43,702	29,918
Total revenues	681,401	653,451	1,355,880	1,299,490

Expenses:
Property operating and maintenance	244,278	234,184	481,727	464,581
Property management expense	35,833	32,633	72,572	63,870
General and administrative	23,591	21,498	53,109	44,946
Interest expense	87,414	90,007	171,668	179,852
Depreciation and amortization	185,455	176,622	368,601	351,935
Casualty losses, impairment, and other	3,029	10,353	7,712	14,490
Total expenses	579,600	565,297	1,155,389	1,119,674

Gains (losses) on investments in equity and other securities, net	(90)	1,504	(311)	1,295
Other, net	(2,133)	(54,012)	(768)	(48,039)
Gain on sale of property, net of tax	46,591	43,267	118,257	93,765
Losses from investments in unconsolidated joint ventures	(4,802)	(5,482)	(10,020)	(10,620)

Net income	141,367	73,431	307,649	216,217
Net income attributable to non-controlling interests	(480)	(243)	(1,017)	(679)

Net income attributable to common stockholders	140,887	73,188	306,632	215,538
Net income available to participating securities	(222)	(207)	(450)	(399)

Net income available to common stockholders — basic and diluted	$140,665	$72,981	$306,182	$215,139

Weighted average common shares outstanding — basic	613,048,193	612,628,758	612,913,649	612,424,139
Weighted average common shares outstanding — diluted	613,261,904	613,823,339	613,312,641	613,815,253

Net income per common share — basic	$0.23	$0.12	$0.50	$0.35
Net income per common share — diluted	$0.23	$0.12	$0.50	$0.35

Dividends declared per common share	$0.29	$0.28	$0.58	$0.56

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Net income available to common stockholders	$140,665	$72,981	$306,182	$215,139
Net income available to participating securities	222	207	450	399
Non-controlling interests	480	243	1,017	679
Depreciation and amortization on real estate assets	181,059	173,319	360,122	345,237
Impairment on depreciated real estate investments	36	—	99	60
Net gain on sale of previously depreciated investments in real estate	(46,591)	(43,267)	(118,257)	(93,765)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	3,510	3,497	7,008	6,016
FFO	$279,381	$206,980	$556,621	$473,765

Core FFO Reconciliation	Q2 2025	Q2 2024	YTD 2025	YTD 2024
FFO	$279,381	$206,980	$556,621	$473,765
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	5,724	8,905	9,358	18,122
Share-based compensation expense	8,464	7,492	18,621	15,392
Legal settlements	—	59,500	—	59,500
Severance expense	35	89	2,420	179
Casualty losses and reserves, net (1)	3,000	10,363	7,683	14,445
Gains (losses) on investments in equity and other securities, net	90	(1,504)	311	(1,295)
Core FFO	$296,694	$291,825	$595,014	$580,108

AFFO Reconciliation	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Core FFO	$296,694	$291,825	$595,014	$580,108
Recurring Capital Expenditures (1)	(43,272)	(46,635)	(80,619)	(83,757)
AFFO	$253,422	$245,190	$514,395	$496,351

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,261,904	613,823,339	613,312,641	613,815,253

Net income per common share — diluted	$0.23	$0.12	$0.50	$0.35

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,771,167	616,061,403	615,703,901	616,024,305

FFO per share — diluted	$0.45	$0.34	$0.90	$0.77

Core FFO per share — diluted	$0.48	$0.47	$0.97	$0.94

AFFO per share — diluted	$0.41	$0.40	$0.84	$0.81

(1)Includes our share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Common shares — basic	613,048,193	612,628,758	612,913,649	612,424,139
Shares potentially issuable from vesting/conversion of equity-based awards	213,711	1,194,581	398,992	1,391,114
Total common shares — diluted	613,261,904	613,823,339	613,312,641	613,815,253

Weighted average amounts for FFO, Core FFO, and AFFO	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Common shares — basic	613,048,193	612,628,758	612,913,649	612,424,139
OP units — basic	2,095,013	1,984,943	2,031,655	1,929,142
Shares potentially issuable from vesting/conversion of equity-based awards	627,961	1,447,702	758,597	1,671,024
Total common shares and units — diluted	615,771,167	616,061,403	615,703,901	616,024,305

Period end amounts for Core FFO and AFFO	June 30, 2025
Common shares	613,008,220
OP units	2,099,937
Shares potentially issuable from vesting/conversion of equity-based awards	1,053,050
Total common shares and units — diluted	616,161,207

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of June 30, 2025
($ in thousands) (unaudited)
				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,388,398		16.9%	4.0%	3.1
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,388,398		16.9%	4.0%	3.1

Unsecured:
Fixed	3,850,000		46.6%	3.6%	6.6
Floating — swapped to fixed	2,000,000		24.2%	4.0%	4.3
Floating	1,015,000		12.3%	5.2%	4.5
Total unsecured	6,865,000		83.1%	4.0%	5.6

Total Debt:
Fixed + floating swapped to fixed (3)	7,238,398		87.7%	3.8%	5.3
Floating	1,015,000		12.3%	5.2%	4.5
Total debt	8,253,398		100.0%	4.0%	5.2
Unamortized discounts on notes payable	(22,766)
Deferred financing costs, net	(56,127)
Total debt per Balance Sheet	8,174,505
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(95,184)
Deferred financing costs, net	56,127
Unamortized discounts on notes payable	22,766
Net debt	$8,102,715

Leverage Ratios	June 30, 2025
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Positive

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	29.0%	≤ 60%	Aggregate debt ratio	35.0%	≤ 65%
Secured leverage ratio	5.8%	≤ 45%	Secured debt ratio	5.7%	≤ 40%
Unencumbered leverage ratio	27.1%	≤ 60%	Unencumbered assets ratio	310.4%	≥ 150%
Fixed charge coverage ratio	4.3 x	≥ 1.5x	Debt service ratio	4.5x	≥ 1.5x
Unsecured interest coverage ratio	5.2 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2025. See Supplemental Schedule 2(d) for additional information regarding our interest rate swaps.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of June 30, 2025
($ in thousands) (unaudited)

		Unsecured Debt
	Secured	Unsecured	Term Loan	Revolving		% of
Debt Maturities, with Extensions (1)	Debt	Notes	Facilities	Facility	Total	Total
2025	$—	$—	$—	$—	$—	—%
2026	—	—	—	—	—	—%
2027	988,013	—	—	—	988,013	12.0%
2028	—	750,000	—	—	750,000	9.1%
2029	—	—	1,750,000	540,000	2,290,000	27.8%
2030	—	450,000	725,000	—	1,175,000	14.2%
2031	400,385	650,000	—	—	1,050,385	12.7%
2032	—	600,000	—	—	600,000	7.3%
2033	—	350,000	—	—	350,000	4.2%
2034	—	400,000	—	—	400,000	4.8%
2035	—	500,000	—	—	500,000	6.1%
2036	—	150,000	—	—	150,000	1.8%
	1,388,398	3,850,000	2,475,000	540,000	8,253,398	100.0%
Unamortized discounts on notes payable	(703)	(22,063)	—	—	(22,766)
Deferred financing costs, net	(4,730)	(23,952)	(27,445)	—	(56,127)
Total per Balance Sheet	$1,382,965	$3,803,985	$2,447,555	$540,000	$8,174,505

(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Active Swap Schedule — As of June 30, 2025
($ in thousands) (unaudited)

Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
4/18/2023	4/15/2023	7/31/2025	3.08%	One month Term SOFR	$200,000
9/20/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/20/2024	12/31/2024	5/31/2028	3.14%	One month Term SOFR	200,000
9/23/2024	12/31/2024	5/31/2028	3.13%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/24/2024	12/31/2024	5/31/2028	3.08%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2028	1.93%	One month Term SOFR	200,000
9/25/2024	12/31/2024	5/31/2029	3.12%	One month Term SOFR	200,000
5/8/2025	5/8/2025	5/31/2028	3.51%	One month Term SOFR	200,000
6/20/2025	6/20/2025	5/31/2028	3.60%	One month Term SOFR	200,000

	Weighted Average Strike Rate		3.08%	Total	$2,000,000

Forward Starting Swap Schedule — As of June 30, 2025
($ in thousands) (unaudited)

	Forward
Agreement Date	Effective Date	Maturity Date	Strike Rate	Index	Notional
3/22/2023	7/9/2025	5/31/2029	2.99%	One month Term SOFR	$300,000

	Weighted Average Strike Rate		2.99%

Projected Active Swaps — As of June 30, 2025 (1)
($ in thousands) (unaudited)

	6/30/2025	9/30/2025	12/31/2025	3/31/2026	6/30/2026	9/30/2026	12/31/2026	3/31/2027
Active Notional	$2,000,000	$2,100,000	$2,100,000	$2,100,000	$2,100,000	$2,100,000	$2,100,000	$2,100,000

Weighted Average Strike Rate	3.08%	3.07%	3.07%	3.07%	3.07%	3.07%	3.07%	3.07%

(1)Based on swap agreements in place as of June 30, 2025, assuming all swaps are held to maturity and no incremental swaps are entered into in the future.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2025
Total Portfolio	85,905
Same Store Portfolio	77,721
Same Store % of Total	90.5%

Core Revenues	Q2 2025	Q2 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$618,163	$600,373	3.0%	$1,227,116	$1,194,675	2.7%
Same Store Portfolio	573,665	560,121	2.4%	1,142,804	1,114,647	2.5%

Core Operating Expenses	Q2 2025	Q2 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$203,334	$197,082	3.2%	$396,665	$389,684	1.8%
Same Store Portfolio	183,985	179,981	2.2%	359,171	355,472	1.0%

Net Operating Income	Q2 2025	Q2 2024	Change YoY	YTD 2025	YTD 2024	Change YoY
Total Portfolio	$414,829	$403,291	2.9%	$830,451	$804,991	3.2%
Same Store Portfolio	389,680	380,140	2.5%	783,633	759,175	3.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2025	Q2 2024	YoY	Q1 2025	Seq	YTD 2025	YTD 2024	YoY
Revenues:
Rental revenues (1)	$550,301	$538,252	2.2%	$547,288	0.6%	$1,097,589	$1,071,447	2.4%
Other property income, net (1)(2)	23,364	21,869	6.8%	21,851	6.9%	45,215	43,200	4.7%
Core Revenues	573,665	560,121	2.4%	569,139	0.8%	1,142,804	1,114,647	2.5%

Fixed Expenses:
Property taxes	98,608	96,016	2.7%	98,908	(0.3)%	197,516	192,976	2.4%
Insurance expenses	9,895	10,750	(8.0)%	10,057	(1.6)%	19,952	20,835	(4.2)%
HOA expenses	9,888	10,076	(1.9)%	10,512	(5.9)%	20,400	21,281	(4.1)%
Total Fixed Expenses	118,391	116,842	1.3%	119,477	(0.9)%	237,868	235,092	1.2%

Controllable Expenses:
Repairs and maintenance, net (3)	26,255	26,419	(0.6)%	20,440	28.4%	46,695	47,334	(1.3)%
Personnel, leasing and marketing	20,673	21,303	(3.0)%	21,118	(2.1)%	41,791	43,072	(3.0)%
Turnover, net (3)	9,895	10,058	(1.6)%	8,191	20.8%	18,086	18,800	(3.8)%
Utilities and property administrative, net (3)	8,771	5,359	63.7%	5,960	47.2%	14,731	11,174	31.8%
Total Controllable Expenses	65,594	63,139	3.9%	55,709	17.7%	121,303	120,380	0.8%

Core Operating Expenses	183,985	179,981	2.2%	175,186	5.0%	359,171	355,472	1.0%

Net Operating Income	$389,680	$380,140	2.5%	$393,953	(1.1)%	$783,633	$759,175	3.2%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $37,655, $34,255, $41,008, $78,663, and $69,001 for Q2 2025, Q2 2024, Q1 2025, YTD 2025, and YTD 2024, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024

Average Occupancy	97.2%	97.3%	96.8%	97.1%	97.6%
Turnover Rate	6.2%	5.0%	5.1%	6.1%	6.2%
Trailing four quarters Turnover Rate	22.4%	22.4%	22.7%	N/A	N/A
Average Monthly Rent	$2,445	$2,431	$2,417	$2,403	$2,382
Rental Rate Growth (lease-over-lease):
Renewals	4.7%	5.2%	4.1%	4.2%	5.5%
New leases	2.2%	(0.1)%	(2.2)%	1.6%	3.5%
Blended	4.0%	3.6%	2.2%	3.5%	5.0%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2025 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,184	96.6%	$3,183	$1.86	10.9%
Northern California	4,056	97.4%	2,783	1.76	5.5%
Seattle	3,931	97.8%	2,942	1.53	5.6%
Phoenix	9,214	97.5%	2,069	1.22	9.6%
Las Vegas	3,397	97.2%	2,239	1.14	3.7%
Denver	2,849	95.1%	2,626	1.43	3.5%
Western US Subtotal	30,631	97.1%	2,607	1.48	38.8%

Florida:
South Florida	8,134	96.1%	3,109	1.66	11.9%
Tampa	9,658	93.1%	2,307	1.22	10.7%
Orlando	6,879	96.3%	2,269	1.21	7.7%
Jacksonville	2,082	95.2%	2,195	1.11	2.2%
Florida Subtotal	26,753	94.9%	2,539	1.35	32.5%

Southeast United States:
Atlanta	12,634	96.2%	2,088	1.01	12.6%
Carolinas	6,106	94.1%	2,089	0.99	6.1%
Southeast US Subtotal	18,740	95.5%	2,088	1.00	18.7%

Texas:
Houston	2,459	92.9%	1,951	0.98	2.2%
Dallas	3,495	90.5%	2,275	1.11	3.6%
Texas Subtotal	5,954	90.8%	2,145	1.06	5.8%

Midwest United States:
Chicago	2,459	95.7%	2,474	1.54	2.8%
Minneapolis	1,048	95.8%	2,395	1.22	1.2%
Midwest US Subtotal	3,507	95.7%	2,450	1.43	4.0%

Other (2):	320	63.5%	2,197	1.18	0.2%

Total / Average	85,905	95.6%	$2,434	$1.29	100.0%
Same Store Total / Average	77,721	97.2%	$2,445	$1.30	92.7%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)As of June 30, 2025, virtually all of these homes were newly-constructed and located in either Nashville or San Antonio.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q2 2025	# Homes	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024	Change
Western United States:
Southern California	6,800	$3,186	$3,073	3.7%	98.1%	98.5%	(0.4)%	$65,172	$63,075	3.3%
Northern California	3,892	2,784	2,712	2.7%	98.4%	98.5%	(0.1)%	32,884	31,955	2.9%
Seattle	3,907	2,942	2,855	3.0%	98.0%	98.4%	(0.4)%	34,669	33,847	2.4%
Phoenix	8,598	2,060	2,037	1.1%	97.8%	97.7%	0.1%	54,658	53,862	1.5%
Las Vegas	2,972	2,239	2,183	2.6%	97.4%	97.7%	(0.3)%	20,276	19,817	2.3%
Denver	2,454	2,616	2,525	3.6%	97.0%	98.4%	(1.4)%	19,341	19,057	1.5%
Western US Subtotal	28,623	2,614	2,545	2.7%	97.9%	98.2%	(0.3)%	227,000	221,613	2.4%

Florida:
South Florida	7,827	3,122	3,011	3.7%	96.8%	97.4%	(0.6)%	72,931	70,775	3.0%
Tampa	8,150	2,309	2,284	1.1%	96.0%	97.3%	(1.3)%	56,930	56,648	0.5%
Orlando	6,364	2,267	2,225	1.9%	97.2%	97.2%	—%	44,172	43,212	2.2%
Jacksonville	1,904	2,191	2,163	1.3%	96.9%	97.6%	(0.7)%	12,757	12,598	1.3%
Florida Subtotal	24,245	2,551	2,494	2.3%	96.7%	97.3%	(0.6)%	186,790	183,233	1.9%

Southeast United States:
Atlanta	11,811	2,084	2,018	3.3%	97.0%	97.2%	(0.2)%	73,215	71,177	2.9%
Carolinas	5,223	2,089	2,037	2.6%	97.4%	97.5%	(0.1)%	33,341	32,223	3.5%
Southeast US Subtotal	17,034	2,086	2,024	3.1%	97.2%	97.3%	(0.1)%	106,556	103,400	3.1%

Texas:
Houston	1,794	1,917	1,872	2.4%	96.8%	97.6%	(0.8)%	10,483	10,252	2.3%
Dallas	2,581	2,286	2,252	1.5%	96.3%	97.4%	(1.1)%	17,876	17,682	1.1%
Texas Subtotal	4,375	2,134	2,096	1.8%	96.5%	97.5%	(1.0)%	28,359	27,934	1.5%

Midwest United States:
Chicago	2,410	2,473	2,371	4.3%	97.2%	97.7%	(0.5)%	17,550	16,789	4.5%
Minneapolis	1,034	2,397	2,298	4.3%	96.7%	97.2%	(0.5)%	7,410	7,152	3.6%
Midwest US Subtotal	3,444	2,450	2,349	4.3%	97.1%	97.6%	(0.5)%	24,960	23,941	4.3%

Total / Average	77,721	$2,445	$2,382	2.6%	97.2%	97.6%	(0.4)%	$573,665	$560,121	2.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q2 2025	# Homes	Q2 2025	Q1 2025	Change	Q2 2025	Q1 2025	Change	Q2 2025	Q1 2025	Change
Western United States:
Southern California	6,800	$3,186	$3,155	1.0%	98.1%	98.4%	(0.3)%	$65,172	$64,584	0.9%
Northern California	3,892	2,784	2,772	0.4%	98.4%	98.6%	(0.2)%	32,884	32,759	0.4%
Seattle	3,907	2,942	2,923	0.7%	98.0%	97.8%	0.2%	34,669	34,243	1.2%
Phoenix	8,598	2,060	2,060	—%	97.8%	97.6%	0.2%	54,658	54,135	1.0%
Las Vegas	2,972	2,239	2,230	0.4%	97.4%	97.5%	(0.1)%	20,276	20,092	0.9%
Denver	2,454	2,616	2,592	0.9%	97.0%	97.0%	—%	19,341	19,195	0.8%
Western US Subtotal	28,623	2,614	2,599	0.6%	97.9%	97.9%	—%	227,000	225,008	0.9%

Florida:
South Florida	7,827	3,122	3,100	0.7%	96.8%	97.1%	(0.3)%	72,931	72,640	0.4%
Tampa	8,150	2,309	2,298	0.5%	96.0%	96.3%	(0.3)%	56,930	56,237	1.2%
Orlando	6,364	2,267	2,255	0.5%	97.2%	97.4%	(0.2)%	44,172	43,945	0.5%
Jacksonville	1,904	2,191	2,177	0.6%	96.9%	97.8%	(0.9)%	12,757	12,706	0.4%
Florida Subtotal	24,245	2,551	2,537	0.6%	96.7%	97.0%	(0.3)%	186,790	185,528	0.7%

Southeast United States:
Atlanta	11,811	2,084	2,072	0.6%	97.0%	96.8%	0.2%	73,215	72,779	0.6%
Carolinas	5,223	2,089	2,080	0.4%	97.4%	97.2%	0.2%	33,341	32,872	1.4%
Southeast US Subtotal	17,034	2,086	2,074	0.6%	97.2%	96.9%	0.3%	106,556	105,651	0.9%

Texas:
Houston	1,794	1,917	1,905	0.6%	96.8%	97.1%	(0.3)%	10,483	10,411	0.7%
Dallas	2,581	2,286	2,282	0.2%	96.3%	96.3%	—%	17,876	17,827	0.3%
Texas Subtotal	4,375	2,134	2,127	0.3%	96.5%	96.6%	(0.1)%	28,359	28,238	0.4%

Midwest United States:
Chicago	2,410	2,473	2,446	1.1%	97.2%	97.8%	(0.6)%	17,550	17,452	0.6%
Minneapolis	1,034	2,397	2,366	1.3%	96.7%	95.1%	1.6%	7,410	7,262	2.0%
Midwest US Subtotal	3,444	2,450	2,422	1.2%	97.1%	97.0%	0.1%	24,960	24,714	1.0%

Total / Average	77,721	$2,445	$2,431	0.6%	97.2%	97.3%	(0.1)%	$573,665	$569,139	0.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2025	# Homes	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change
Western United States:
Southern California	6,800	$3,170	$3,061	3.6%	98.3%	98.5%	(0.2)%	$129,756	$125,182	3.7%
Northern California	3,892	2,778	2,700	2.9%	98.5%	98.3%	0.2%	65,643	63,355	3.6%
Seattle	3,907	2,933	2,840	3.3%	97.9%	98.3%	(0.4)%	68,912	67,159	2.6%
Phoenix	8,598	2,060	2,031	1.4%	97.7%	97.9%	(0.2)%	108,793	107,504	1.2%
Las Vegas	2,972	2,235	2,179	2.6%	97.4%	97.7%	(0.3)%	40,368	39,505	2.2%
Denver	2,454	2,604	2,517	3.5%	97.0%	98.3%	(1.3)%	38,536	37,896	1.7%
Western US Subtotal	28,623	2,607	2,535	2.8%	97.9%	98.2%	(0.3)%	452,008	440,601	2.6%

Florida:
South Florida	7,827	3,111	2,991	4.0%	97.0%	97.5%	(0.5)%	145,571	140,774	3.4%
Tampa	8,150	2,304	2,273	1.4%	96.1%	97.4%	(1.3)%	113,167	112,957	0.2%
Orlando	6,364	2,261	2,214	2.1%	97.3%	97.3%	—%	88,117	85,988	2.5%
Jacksonville	1,904	2,184	2,154	1.4%	97.4%	97.6%	(0.2)%	25,463	25,106	1.4%
Florida Subtotal	24,245	2,544	2,480	2.6%	96.8%	97.4%	(0.6)%	372,318	364,825	2.1%

Southeast United States:
Atlanta	11,811	2,078	2,008	3.5%	96.9%	97.5%	(0.6)%	145,994	141,827	2.9%
Carolinas	5,223	2,085	2,027	2.9%	97.3%	97.7%	(0.4)%	66,213	64,011	3.4%
Southeast US Subtotal	17,034	2,080	2,014	3.3%	97.0%	97.6%	(0.6)%	212,207	205,838	3.1%

Texas:
Houston	1,794	1,911	1,862	2.6%	96.9%	97.6%	(0.7)%	20,894	20,420	2.3%
Dallas	2,581	2,284	2,242	1.8%	96.3%	97.4%	(1.1)%	35,703	35,228	1.3%
Texas Subtotal	4,375	2,130	2,086	2.1%	96.6%	97.5%	(0.9)%	56,597	55,648	1.7%

Midwest United States:
Chicago	2,410	2,460	2,357	4.4%	97.5%	97.9%	(0.4)%	35,002	33,507	4.5%
Minneapolis	1,034	2,381	2,289	4.0%	95.9%	97.1%	(1.2)%	14,672	14,228	3.1%
Midwest US Subtotal	3,444	2,436	2,337	4.3%	97.0%	97.6%	(0.6)%	49,674	47,735	4.1%

Total / Average	77,721	$2,438	$2,370	2.9%	97.3%	97.7%	(0.4)%	$1,142,804	$1,114,647	2.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2025	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024	Change	Q2 2025	Q2 2024
Western United States:
Southern California	$65,172	$63,075	3.3%	$17,950	$17,623	1.9%	$47,222	$45,452	3.9%	72.5%	72.1%
Northern California	32,884	31,955	2.9%	8,727	8,595	1.5%	24,157	23,360	3.4%	73.5%	73.1%
Seattle	34,669	33,847	2.4%	9,067	8,547	6.1%	25,602	25,300	1.2%	73.8%	74.7%
Phoenix	54,658	53,862	1.5%	10,610	10,425	1.8%	44,048	43,437	1.4%	80.6%	80.6%
Las Vegas	20,276	19,817	2.3%	4,623	4,427	4.4%	15,653	15,390	1.7%	77.2%	77.7%
Denver	19,341	19,057	1.5%	4,012	3,678	9.1%	15,329	15,379	(0.3)%	79.3%	80.7%
Western US Subtotal	227,000	221,613	2.4%	54,989	53,295	3.2%	172,011	168,318	2.2%	75.8%	76.0%

Florida:
South Florida	72,931	70,775	3.0%	28,886	28,514	1.3%	44,045	42,261	4.2%	60.4%	59.7%
Tampa	56,930	56,648	0.5%	22,072	21,844	1.0%	34,858	34,804	0.2%	61.2%	61.4%
Orlando	44,172	43,212	2.2%	15,854	16,027	(1.1)%	28,318	27,185	4.2%	64.1%	62.9%
Jacksonville	12,757	12,598	1.3%	4,673	4,735	(1.3)%	8,084	7,863	2.8%	63.4%	62.4%
Florida Subtotal	186,790	183,233	1.9%	71,485	71,120	0.5%	115,305	112,113	2.8%	61.7%	61.2%

Southeast United States:
Atlanta	73,215	71,177	2.9%	26,510	24,264	9.3%	46,705	46,913	(0.4)%	63.8%	65.9%
Carolinas	33,341	32,223	3.5%	9,603	9,069	5.9%	23,738	23,154	2.5%	71.2%	71.9%
Southeast US Subtotal	106,556	103,400	3.1%	36,113	33,333	8.3%	70,443	70,067	0.5%	66.1%	67.8%

Texas:
Houston	10,483	10,252	2.3%	4,753	5,035	(5.6)%	5,730	5,217	9.8%	54.7%	50.9%
Dallas	17,876	17,682	1.1%	6,412	7,251	(11.6)%	11,464	10,431	9.9%	64.1%	59.0%
Texas Subtotal	28,359	27,934	1.5%	11,165	12,286	(9.1)%	17,194	15,648	9.9%	60.6%	56.0%

Midwest United States:
Chicago	17,550	16,789	4.5%	7,740	7,382	4.8%	9,810	9,407	4.3%	55.9%	56.0%
Minneapolis	7,410	7,152	3.6%	2,493	2,565	(2.8)%	4,917	4,587	7.2%	66.4%	64.1%
Midwest US Subtotal	24,960	23,941	4.3%	10,233	9,947	2.9%	14,727	13,994	5.2%	59.0%	58.5%

Total / Average	$573,665	$560,121	2.4%	$183,985	$179,981	2.2%	$389,680	$380,140	2.5%	67.9%	67.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2025	Q2 2025	Q1 2025	Change	Q2 2025	Q1 2025	Change	Q2 2025	Q1 2025	Change	Q2 2025	Q1 2025
Western United States:
Southern California	$65,172	$64,584	0.9%	$17,950	$16,848	6.5%	$47,222	$47,736	(1.1)%	72.5%	73.9%
Northern California	32,884	32,759	0.4%	8,727	7,887	10.7%	24,157	24,872	(2.9)%	73.5%	75.9%
Seattle	34,669	34,243	1.2%	9,067	8,771	3.4%	25,602	25,472	0.5%	73.8%	74.4%
Phoenix	54,658	54,135	1.0%	10,610	9,910	7.1%	44,048	44,225	(0.4)%	80.6%	81.7%
Las Vegas	20,276	20,092	0.9%	4,623	4,375	5.7%	15,653	15,717	(0.4)%	77.2%	78.2%
Denver	19,341	19,195	0.8%	4,012	4,101	(2.2)%	15,329	15,094	1.6%	79.3%	78.6%
Western US Subtotal	227,000	225,008	0.9%	54,989	51,892	6.0%	172,011	173,116	(0.6)%	75.8%	76.9%

Florida:
South Florida	72,931	72,640	0.4%	28,886	28,323	2.0%	44,045	44,317	(0.6)%	60.4%	61.0%
Tampa	56,930	56,237	1.2%	22,072	21,026	5.0%	34,858	35,211	(1.0)%	61.2%	62.6%
Orlando	44,172	43,945	0.5%	15,854	15,540	2.0%	28,318	28,405	(0.3)%	64.1%	64.6%
Jacksonville	12,757	12,706	0.4%	4,673	4,467	4.6%	8,084	8,239	(1.9)%	63.4%	64.8%
Florida Subtotal	186,790	185,528	0.7%	71,485	69,356	3.1%	115,305	116,172	(0.7)%	61.7%	62.6%

Southeast United States:
Atlanta	73,215	72,779	0.6%	26,510	24,666	7.5%	46,705	48,113	(2.9)%	63.8%	66.1%
Carolinas	33,341	32,872	1.4%	9,603	9,131	5.2%	23,738	23,741	—%	71.2%	72.2%
Southeast US Subtotal	106,556	105,651	0.9%	36,113	33,797	6.9%	70,443	71,854	(2.0)%	66.1%	68.0%

Texas:
Houston	10,483	10,411	0.7%	4,753	4,346	9.4%	5,730	6,065	(5.5)%	54.7%	58.3%
Dallas	17,876	17,827	0.3%	6,412	5,912	8.5%	11,464	11,915	(3.8)%	64.1%	66.8%
Texas Subtotal	28,359	28,238	0.4%	11,165	10,258	8.8%	17,194	17,980	(4.4)%	60.6%	63.7%

Midwest United States:
Chicago	17,550	17,452	0.6%	7,740	7,491	3.3%	9,810	9,961	(1.5)%	55.9%	57.1%
Minneapolis	7,410	7,262	2.0%	2,493	2,392	4.2%	4,917	4,870	1.0%	66.4%	67.1%
Midwest US Subtotal	24,960	24,714	1.0%	10,233	9,883	3.5%	14,727	14,831	(0.7)%	59.0%	60.0%

Total / Average	$573,665	$569,139	0.8%	$183,985	$175,186	5.0%	$389,680	$393,953	(1.1)%	67.9%	69.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2025	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024
Western United States:
Southern California	$129,756	$125,182	3.7%	$34,798	$34,973	(0.5)%	$94,958	$90,209	5.3%	73.2%	72.1%
Northern California	65,643	63,355	3.6%	16,614	17,028	(2.4)%	49,029	46,327	5.8%	74.7%	73.1%
Seattle	68,912	67,159	2.6%	17,838	17,038	4.7%	51,074	50,121	1.9%	74.1%	74.6%
Phoenix	108,793	107,504	1.2%	20,520	20,240	1.4%	88,273	87,264	1.2%	81.1%	81.2%
Las Vegas	40,368	39,505	2.2%	8,998	8,777	2.5%	31,370	30,728	2.1%	77.7%	77.8%
Denver	38,536	37,896	1.7%	8,113	7,559	7.3%	30,423	30,337	0.3%	78.9%	80.1%
Western US Subtotal	452,008	440,601	2.6%	106,881	105,615	1.2%	345,127	334,986	3.0%	76.4%	76.0%

Florida:
South Florida	145,571	140,774	3.4%	57,209	56,647	1.0%	88,362	84,127	5.0%	60.7%	59.8%
Tampa	113,167	112,957	0.2%	43,098	43,063	0.1%	70,069	69,894	0.3%	61.9%	61.9%
Orlando	88,117	85,988	2.5%	31,394	31,186	0.7%	56,723	54,802	3.5%	64.4%	63.7%
Jacksonville	25,463	25,106	1.4%	9,140	9,395	(2.7)%	16,323	15,711	3.9%	64.1%	62.6%
Florida Subtotal	372,318	364,825	2.1%	140,841	140,291	0.4%	231,477	224,534	3.1%	62.2%	61.5%

Southeast United States:
Atlanta	145,994	141,827	2.9%	51,176	47,374	8.0%	94,818	94,453	0.4%	64.9%	66.6%
Carolinas	66,213	64,011	3.4%	18,734	17,917	4.6%	47,479	46,094	3.0%	71.7%	72.0%
Southeast US Subtotal	212,207	205,838	3.1%	69,910	65,291	7.1%	142,297	140,547	1.2%	67.1%	68.3%

Texas:
Houston	20,894	20,420	2.3%	9,099	9,896	(8.1)%	11,795	10,524	12.1%	56.5%	51.5%
Dallas	35,703	35,228	1.3%	12,324	14,846	(17.0)%	23,379	20,382	14.7%	65.5%	57.9%
Texas Subtotal	56,597	55,648	1.7%	21,423	24,742	(13.4)%	35,174	30,906	13.8%	62.1%	55.5%

Midwest United States:
Chicago	35,002	33,507	4.5%	15,231	14,582	4.5%	19,771	18,925	4.5%	56.5%	56.5%
Minneapolis	14,672	14,228	3.1%	4,885	4,951	(1.3)%	9,787	9,277	5.5%	66.7%	65.2%
Midwest US Subtotal	49,674	47,735	4.1%	20,116	19,533	3.0%	29,558	28,202	4.8%	59.5%	59.1%

Total / Average	$1,142,804	$1,114,647	2.5%	$359,171	$355,472	1.0%	$783,633	$759,175	3.2%	68.6%	68.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2025			YTD 2025
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.9%	6.6%	6.8%	6.7%	5.9%	6.5%
Northern California	3.1%	4.0%	3.3%	3.6%	3.4%	3.5%
Seattle	2.8%	4.4%	3.3%	3.8%	3.6%	3.7%
Phoenix	2.4%	(0.4)%	1.6%	3.3%	(1.5)%	1.9%
Las Vegas	3.1%	1.3%	2.7%	3.8%	0.7%	3.0%
Denver	4.5%	5.8%	4.9%	5.2%	4.2%	4.9%
Western US Subtotal	4.1%	3.3%	3.9%	4.5%	2.4%	4.0%

Florida:
South Florida	6.0%	0.9%	4.7%	6.2%	(0.2)%	4.5%
Tampa	4.6%	(0.4)%	2.9%	4.3%	(1.4)%	2.4%
Orlando	4.2%	0.6%	3.1%	4.4%	(0.3)%	2.9%
Jacksonville	3.2%	—%	2.2%	3.4%	(0.9)%	2.2%
Florida Subtotal	5.0%	0.3%	3.6%	5.0%	(0.7)%	3.3%

Southeast United States:
Atlanta	5.2%	2.2%	4.4%	5.6%	0.9%	4.2%
Carolinas	4.9%	3.8%	4.6%	5.1%	1.7%	4.1%
Southeast US Subtotal	5.1%	2.7%	4.4%	5.4%	1.1%	4.1%

Texas:
Houston	3.3%	0.9%	2.7%	3.8%	—%	2.8%
Dallas	3.1%	—%	2.3%	3.3%	(2.0)%	1.7%
Texas Subtotal	3.2%	0.4%	2.5%	3.5%	(1.3)%	2.1%

Midwest United States:
Chicago	7.3%	12.3%	8.3%	6.8%	10.0%	7.4%
Minneapolis	7.9%	7.5%	7.8%	8.1%	4.7%	7.0%
Midwest US Subtotal	7.5%	10.5%	8.1%	7.1%	7.8%	7.3%

Total / Average	4.7%	2.2%	4.0%	4.9%	1.0%	3.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
R&M OpEx, net	$26,255	$20,440	$22,912	$29,655	$26,419
Turn OpEx, net	9,895	8,191	9,069	10,835	10,058
Total recurring operating expenses, net	$36,150	$28,631	$31,981	$40,490	$36,477

R&M CapEx	$29,096	$25,270	$24,091	$36,302	$32,793
Turn CapEx	9,755	8,560	8,435	9,744	8,798
Total Recurring Capital Expenditures	$38,851	$33,830	$32,526	$46,046	$41,591

R&M OpEx, net + R&M CapEx	$55,351	$45,710	$47,003	$65,957	$59,212
Turn OpEx, net + Turn CapEx	19,650	16,751	17,504	20,579	18,856
Total Cost to Maintain, net	$75,001	$62,461	$64,507	$86,536	$78,068

Per Home	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Total Cost to Maintain, net	$965	$804	$830	$1,113	$1,004

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Recurring CapEx	$42,949	$37,092	$35,518	$50,970	$46,371
Value Enhancing CapEx	18,314	13,023	12,361	16,182	12,500
Initial Renovation CapEx	8,269	6,869	7,091	8,860	6,392
Disposition CapEx	869	952	1,423	1,584	663
Total Capital Expenditures	$70,401	$57,936	$56,393	$77,596	$65,926

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Property management expense (GAAP)	$35,833	$32,633	$72,572	$63,870
Adjustments:
Share-based compensation expense	(1,566)	(1,674)	(3,217)	(3,272)
Adjusted property management expense	$34,267	$30,959	$69,355	$60,598

Adjusted G&A Expense	Q2 2025	Q2 2024	YTD 2025	YTD 2024
G&A expense (GAAP)	$23,591	$21,498	$53,109	$44,946
Adjustments:
Share-based compensation expense	(6,898)	(5,818)	(15,404)	(12,120)
Severance expense	(35)	(89)	(2,420)	(179)
Adjusted G&A expense	$16,658	$15,591	$35,285	$32,647

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	March 31, 2025	Q2 2025 Acquisitions (1)		Q2 2025 Dispositions (2)		June 30, 2025
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,234	13	$540,777	63	$589,760	7,184
Northern California	4,086	—	—	30	449,042	4,056
Seattle	3,944	—	—	13	533,147	3,931
Phoenix	9,223	1	433,618	10	286,900	9,214
Las Vegas	3,400	1	541,500	4	302,000	3,397
Denver	2,832	25	482,397	8	367,875	2,849
Western US Subtotal	30,719	40	501,629	128	504,508	30,631

Florida:
South Florida	8,138	16	410,452	20	382,010	8,134
Tampa	9,555	148	354,286	45	226,589	9,658
Orlando	6,825	67	388,469	13	221,364	6,879
Jacksonville	2,042	43	315,866	3	390,833	2,082
Florida Subtotal	26,560	274	359,895	81	270,209	26,753

Southeast United States:
Atlanta	12,598	75	350,262	39	266,977	12,634
Carolinas	6,066	60	321,852	20	337,500	6,106
Southeast US Subtotal	18,664	135	337,635	59	290,883	18,740

Texas:
Houston	2,398	71	275,822	10	215,300	2,459
Dallas	3,217	288	300,636	10	289,185	3,495
Texas Subtotal	5,615	359	295,728	20	252,243	5,954

Midwest United States:
Chicago	2,461	—	—	2	262,776	2,459
Minneapolis	1,052	—	—	4	289,125	1,048
Midwest US Subtotal	3,513	—	—	6	280,342	3,507

Other (3):	190	131	347,172	1	307,500	320

Total / Average	85,261	939	$336,425	295	$375,120	85,905

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,605	—	$—	—	$—	2,605
2022 Rockpoint JV (5)	319	—	—	41	488,896	278
FNMA JV (6)	374	—	—	19	463,973	355
Pathway Homes (7)	642	81	329,586	3	415,667	720
Upward America JV (8)	3,720	—	—	—	—	3,720
2024 Peregrine JV (9)	—	20	386,219	—	—	20

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.7%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.8%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)As of June 30, 2025, virtually all of these homes were newly-constructed and located in either Nashville or San Antonio.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.
(9)Represents portfolio owned by the 2024 Peregrine JV, of which we own 30.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of June 30, 2025
(unaudited)

	Pipeline as of June 30, 2025 (1)(2)	Estimated Deliveries in Q3-Q4 2025	Estimated Deliveries in 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	30	30	—	—	$540,000
Denver	56	37	19	—	440,000
South Florida	21	21	—	—	410,000
Tampa	277	144	105	28	330,000
Orlando	348	106	193	49	400,000
Jacksonville	75	75	—	—	320,000
Atlanta	42	18	24	—	340,000
Carolinas	158	83	20	55	350,000
Houston	185	118	67	—	280,000
Dallas	91	45	46	—	250,000
Other	55	55	—	—	230,000
Total / Average	1,338	732	474	132	$340,000

(1)Represents the number of new homes under contract as of June 30, 2025, that are expected to be built, sold, and delivered by various homebuilders during a future period to either Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of March 31, 2025	1,801
Q2 2025 additions and cancellations (net)	22
Q2 2025 deliveries	(485)
Pipeline as of June 30, 2025	1,338

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 32 compensation expense; severance expense; casualty losses and reserves, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses and reserves, net; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value, and maintain the functionality, of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 34

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 and the Second Amendment dated April 28, 2025 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2024 and Exhibit 10.1 to our Current Report on Form 8-K filed on April 30, 2025.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 35

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, and September 26, 2024.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Total revenues (Total Portfolio)	$681,401	$674,479	$659,130	$660,322	$653,451
Management fee revenues	(22,294)	(21,408)	(21,080)	(18,980)	(15,976)
Total portfolio resident recoveries	(40,944)	(44,118)	(38,120)	(42,412)	(37,102)
Total Core Revenues (Total Portfolio)	618,163	608,953	599,930	598,930	600,373
Non-Same Store Core Revenues	(44,498)	(39,814)	(37,758)	(39,004)	(40,252)
Same Store Core Revenues	$573,665	$569,139	$562,172	$559,926	$560,121

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Total revenues (Total Portfolio)	$1,355,880	$1,299,490
Management fee revenues	(43,702)	(29,918)
Total portfolio resident recoveries	(85,062)	(74,897)
Total Core Revenues (Total Portfolio)	1,227,116	1,194,675
Non-Same Store Core Revenues	(84,312)	(80,028)
Same Store Core Revenues	$1,142,804	$1,114,647

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Property operating and maintenance expenses (Total Portfolio)	$244,278	$237,449	$228,464	$242,228	$234,184
Total Portfolio resident recoveries	(40,944)	(44,118)	(38,120)	(42,412)	(37,102)
Core Operating Expenses (Total Portfolio)	203,334	193,331	190,344	199,816	197,082
Non-Same Store Core Operating Expenses	(19,349)	(18,145)	(16,404)	(17,967)	(17,101)
Same Store Core Operating Expenses	$183,985	$175,186	$173,940	$181,849	$179,981

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Property operating and maintenance expenses (Total Portfolio)	$481,727	$464,581
Total Portfolio resident recoveries	(85,062)	(74,897)
Core Operating Expenses (Total Portfolio)	396,665	389,684
Non-Same Store Core Operating Expenses	(37,494)	(34,212)
Same Store Core Operating Expenses	$359,171	$355,472

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
Net income available to common stockholders	$140,665	$165,517	$142,941	$95,084	$72,981
Net income available to participating securities	222	228	169	185	207
Non-controlling interests	480	537	460	309	243
Interest expense	87,414	84,254	95,158	91,060	90,007
Depreciation and amortization	185,455	183,146	181,912	180,479	176,622
Property management expense	35,833	36,739	39,238	34,382	32,633
General and administrative	23,591	29,518	23,939	21,727	21,498
Casualty losses, impairment, and other	3,029	4,683	47,563	20,872	10,353
Gain on sale of property, net of tax	(46,591)	(71,666)	(103,019)	(47,766)	(43,267)
(Gains) losses on investments in equity securities, net	90	221	(8)	257	(1,504)
Other, net (1)	2,133	(1,365)	(3,352)	9,345	54,012
Management fee revenues	(22,294)	(21,408)	(21,080)	(18,980)	(15,976)
Losses from investments in unconsolidated joint ventures	4,802	5,218	5,665	12,160	5,482
NOI (Total Portfolio)	414,829	415,622	409,586	399,114	403,291
Non-Same Store NOI	(25,149)	(21,669)	(21,354)	(21,037)	(23,151)
Same Store NOI	$389,680	$393,953	$388,232	$378,077	$380,140

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2025	YTD 2024
Net income available to common stockholders	$306,182	$215,139
Net income available to participating securities	450	399
Non-controlling interests	1,017	679
Interest expense	171,668	179,852
Depreciation and amortization	368,601	351,935
Property management expense	72,572	63,870
General and administrative	53,109	44,946
Casualty losses, impairment, and other	7,712	14,490
Gain on sale of property, net of tax	(118,257)	(93,765)
(Gains) losses on investments in equity securities, net	311	(1,295)
Other, net (1)	768	48,039
Management fee revenues	(43,702)	(29,918)
Losses from investments in unconsolidated joint ventures	10,020	10,620
NOI (Total Portfolio)	830,451	804,991
Non-Same Store NOI	(46,818)	(45,816)
Same Store NOI	$783,633	$759,175

(1)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Net income available to common stockholders	$140,665	$72,981	$306,182	$215,139
Net income available to participating securities	222	207	450	399
Non-controlling interests	480	243	1,017	679
Interest expense	87,414	90,007	171,668	179,852
Interest expense in unconsolidated joint ventures	5,943	5,549	11,569	10,784
Depreciation and amortization	185,455	176,622	368,601	351,935
Depreciation and amortization of investments in unconsolidated joint ventures	3,791	3,358	7,453	6,285
EBITDA	423,970	348,967	866,940	765,073
Gain on sale of property, net of tax	(46,591)	(43,267)	(118,257)	(93,765)
Impairment on depreciated real estate investments	36	—	99	60
Net (gain) loss on sale of investments in unconsolidated joint ventures	(261)	167	(406)	(214)
EBITDAre	377,154	305,867	748,376	671,154
Share-based compensation expense	8,464	7,492	18,621	15,392
Severance expense	35	89	2,420	179
Casualty losses and reserves, net (1)	3,000	10,363	7,683	14,445
(Gains) losses on investments in equity and other securities, net	90	(1,504)	311	(1,295)
Other, net (2)	2,133	54,012	768	48,039
Adjusted EBITDAre	$390,876	$376,319	$778,179	$747,914

	Trailing Twelve Months (TTM) Ended
	June 30, 2025	December 31, 2024
Net income available to common stockholders	$544,207	$453,164
Net income available to participating securities	804	753
Non-controlling interests	1,786	1,448
Interest expense	357,886	366,070
Interest expense in unconsolidated joint ventures	27,118	26,333
Depreciation and amortization	730,992	714,326
Depreciation and amortization of investments in unconsolidated joint ventures	14,545	13,377
EBITDA	1,677,338	1,575,471
Gain on sale of property, net of tax	(269,042)	(244,550)
Impairment on depreciated real estate investments	545	506
Net gain on sale of investments in unconsolidated joint ventures	1,023	1,215
EBITDAre	1,409,864	1,332,642
Share-based compensation expense	31,147	27,918
Severance	2,878	637
Casualty losses, net (1)	75,938	82,700
(Gains) losses on investments in equity and other securities, net	560	(1,046)
Other, net (2)	6,761	54,032
Adjusted EBITDAre	$1,527,148	$1,496,883

(1)Includes our share from unconsolidated joint ventures.
(2)Includes costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2025		December 31, 2024
Secured debt, net	$1,382,965		$1,385,573
Unsecured notes, net	3,803,985		3,800,688
Term loan facility, net	2,447,555		2,446,041
Revolving facility	540,000		570,000
Total Debt per Balance Sheet	8,174,505		8,202,302
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(95,184)		(235,649)
Deferred financing costs, net	56,127		60,559
Unamortized discounts on notes payable	22,766		24,336
Net Debt (A)	$8,102,715		$7,996,049

	For the TTM Ended		For the TTM Ended
	June 30, 2025		December 31, 2024
Adjusted EBITDAre (B)	$1,527,148		$1,496,883

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q2 2025	Q2 2024	YTD 2025	YTD 2024
Amortization of discounts on notes payable	$789	$657	$1,570	$1,317
Amortization of deferred financing costs	5,723	4,200	10,705	8,400
Change in fair value of interest rate derivatives	—	—	—	1
Amortization of swap fair value at designation	(2,421)	2,321	(6,152)	4,642
Our share from unconsolidated joint ventures	1,633	1,727	3,235	3,762
Total non-cash interest expense	$5,724	$8,905	$9,358	$18,122

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2025 Earnings Release and Supplemental Information — page 40